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                                                                    Exhibit 23.3


                   CONSENT OF VIRCHOW, KRAUSE & COMPANY, LLP

The Board of Directors
Opticon Medical, Inc.:

We consent to the use of our name, Virchow, Krause & Company, LLP (formerly known as Lund, Koehler, Cox & Arkema, LLP) throughout the Form SB-2 of which this exhibit forms a part.


/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
July 12, 2001